UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At its meeting on February 5, 2007, the Compensation Committee of the Board of Directors of Sunrise Telecom Incorporated (the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved their 2007 base salaries. The Compensation Committee also approved target bonuses and reviewed performance objectives for executive officers.

2007 Annual Base Salaries

The Compensation Committee approved 2007 annual base salaries for the Company’s Chief Executive Officer and the other executives that the Company believes will be named executive officers identified in the Company’s proxy statement for its 2007 annual meeting of stockholders. The 2007 base salaries, made effective as of January 8, 2007, were set at the levels set forth opposite the officers names below:

Executive Officer	Title	2007 Base Salary
Paul A. Marshall	Chief Executive Officer and President	$375,000
Gerhard Beenen	President and General Manager, Telecom Products Group	$235,000
Richard Kent	Chief Financial Officer	$230,000
Robert Heintz	Vice President, World Wide Sales and Marketing	$200,000
Kirk O. Williams	Chief Legal and Compliance Officer, Secretary	$200,000

2007 Management by Objective Bonus

Messrs. Marshall, Beenen, Kent and Williams are subject to the following plan. Incentive bonuses will be paid based upon performance relative to: (1) individual performance objectives; (2) a Company revenue target for 2007; and (3) a Company net income target for 2007. The Target Bonus is 30% of annual base salary. Half of the Target Bonus is payable upon achievement of individual performance objectives, not tied to specific company performance, one quarter is payable if the Company annual revenue target is achieved, and one quarter is payable if the Company net income target is achieved. Half the revenue component of the Target Bonus is payable if the revenue target is achieved at the 75% level, with graduated payments up to 100% of this component at 100% achievement of Company annual revenue target. Half the net income component of the Target Bonus is payable if the Company achieves break even results, with graduated payments up to 100% of this component at 100% achievement of Company net income target. In addition, the Compensation Committee may award discretionary bonuses, not to exceed three times the individual’s annual base salary, if Company revenue and net income targets are exceeded. Conversely, the Compensation Committee reserved the discretion to reduce or eliminate MBO bonuses to Messrs. Marshall, Beenen, Kent and Williams if Company revenue and net income targets are not achieved.

Mr. Heintz will receive straight commission based on margins and sales, with a commission target of $135,000 at our targeted worldwide sales, calculated and paid monthly. In addition, the Compensation Committee in its discretion may award him an extra bonus based on Company performance, not to exceed two times his annual base salary, as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED
(Registrant)

Date: February 9, 2007	By:	/s/ PAUL A. MARSHALL
PAUL A. MARSHALL PRESIDENT AND CHIEF EXECUTIVE OFFICER